SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report - May 22, 1998
                        ---------------------------------
                        (Date of earliest event reported)


                               MEDIQ INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                       1-8147               51-0219413
-------------------------------         ------------        -------------------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         file number)        Identification No.)



                  One MEDIQ Plaza, Pennsauken, New Jersey 08110
               --------------------------------------------------
               (Address of principal executive offices, zip code)


                            Area Code (609) 662-3200
                            ------------------------
                               (Telephone number)


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Item 5. Other Events.

On May 22, 1998, MEDIQ Incorporated (the "Company") announced that it has agreed to sell units ("Units"), consisting of 13% Senior Discount Debentures due 2009 and warrants to purchase an aggregate of 7.5% of the common stock of the Company following such issuance, for gross proceeds aggregating $75.0 million in a 144A private offering. The Company also announced that its wholly-owned subsidiary, MEDIQ/PRN Life Support Services, Inc., has agreed to sell $190.0 million aggregate principal amount of 11% Senior Subordinated Notes due 2008 (the "Notes") in a 144A private offering. The closing of the sale of the Units and the Notes is currently scheduled for May 29, 1998.

The Units and the Notes offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities.

The proceeds from the Unit and Note offerings, together with a $325.0 million Senior Secured Bank Facility, will be used to finance the previously announced merger by and among a company organized by Bruckmann, Rosser, Sherrill & Co., L.P. and the Company and related transactions.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

        Exhibit 99.1 - Press Release dated May 22, 1998.

                       MEDIQ INCORPORATED AND SUBSIDIARIES

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDIQ Incorporated
                                               (Registrant)

May 22, 1998
   (Date)


                                            /s/ Jay M. Kaplan
                                                -------------------------------
                                                Jay M. Kaplan
                                                Senior Vice-President - Finance
                                                and Chief Financial Officer